EXHIBIT 10.A

Execution Copy
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT (herein called this “Amendment”) dated as of June 11, 2007 is made by and among EL PASO EXPLORATION & PRODUCTION COMPANY (“EPEP”) and EL PASO E&P COMPANY, L.P. (individually, a “Borrower” and collectively, the “Borrowers”), and FORTIS CAPITAL CORP. (“Fortis”), as administrative agent (“Administrative “Agent”) for the Lenders party to the Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the predecessors to the Borrowers, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of October 19, 2005 (as amended, the “Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders became obligated to make loans and issue letters of credit to the Borrowers as therein provided;

WHEREAS, on May 29, 2007 EPEP announced a tender offer and consent solicitation (the “Tender Offer”) pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 29, 2007 (the “Offer to Purchase”), whereby it would acquire any and all of the outstanding Senior Notes (as defined the Credit Agreement) for an aggregate consideration if all the Senior Notes are tendered in the Tender Offer of approximately $1,270,000,000;

WHEREAS, in order to finance the acquisition of the Senior Notes pursuant to such Tender Offer and the costs and expenses incurred in connection therewith, including dealer manager fees and expenses, El Paso Corporation will lend EPEP up to $1,300,000,000 on an unsecured basis under the Cash Management Program (the “EPC Loan”);

WHEREAS, EPEP proposes to amend the Indenture (as defined in the Credit Agreement) governing the Senior Notes in the manner set forth in the Offer to Purchase (the “Indenture Amendment”);

WHEREAS, as a result of the Indenture Amendment, EPEP expects that it will no longer be required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

WHEREAS, in order to facilitate the above transactions, the Borrowers have requested that the Required Lenders consent to the Administrative Agent's amendment of the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to consent to the Administrative Agent's amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans and letters of credit which may hereafter be made or issued by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.  Terms Defined in the Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

2.  Amendments.  The Credit Agreement is hereby amended as set forth below in this Section 2:

(a)  Section 7.1 (Financial Statements).  Effective commencing on the date EPEP is no longer a reporting company under the Securities Exchange Act of 1934, and EPEP so notifies the Administrative Agent and the Lenders in writing, Section 7.1 shall be amended to read as follows:

“7.1           Financial Statements.  Furnish to the Administrative Agent and to each of the Lenders:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of EPEP, a consolidated balance sheet of EPEP and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)           as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of EPEP, a consolidated balance sheet of EPEP and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income and cash flows for such fiscal quarter and for the portion of EPEP’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, prepared in accordance with GAAP, such consolidated statements to be certified by a Responsible Officer of EPEP, as fairly presenting EPEP’s financial condition in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.”

(b)  Section 7.2 (Certificates; Other Information.  Effective commencing on the date EPEP is no longer a reporting company under the Securities Exchange Act of 1934, and EPEP so notifies the Administrative Agent and the Lenders in writing:

(i)  Subsection 7.2(a) shall be amended by deleting clause (ii) therefrom;

(ii)  Subsection 7.2(b) shall de deleted; and

(iii)  Subsection 7.2(c) shall be amended to read as follows:

“(c)           promptly upon receipt thereof, copies of all final reports and management letters submitted to EPEP by the Independent Auditors in connection with the audited financial statements furnished to the Administrative Agent and each of the Lenders pursuant to Section 7.1(a).”

(c)  Section 8.9 (Limitation on Payments and Modifications of Debt Instruments).  Section 8.9 is amended as follows:

(i)  Subsection 8.9(w) shall be deleted and replaced by the following:

“(w)           amend the Indenture pursuant to the Indenture Amendment;”

(ii)  Subsection 8.9(x) shall be amended to read as follows:

“(x)           prepay, purchase, or defease any outstanding Senior Notes pursuant to the Tender Offer or, after the closing of the Tender Offer, through open market purchases, privately negotiated transactions, tender offers, redemptions, exchange offers, or otherwise, upon such terms and at such prices as it may determine or as provided in the Indenture in the case of redemptions or defeasances, which terms may be more or less than the price paid pursuant to the Tender Offer and may involve cash or other consideration;”

(iii)  Subsection 8.9(y) shall be amended to read as follows:

“(y)           provided no Default, Event of Default, Borrowing Base Deficiency or Collateral Value Deficiency shall have occurred and be continuing, pay principal with respect to and interest on the EPC Loan and other Indebtedness owed to El Paso Corporation or any of its Subsidiaries; provided, however, that such other Indebtedness was incurred on a revolving basis and the amount of such other revolving Indebtedness outstanding at any time does not exceed $200,000,000; and”

3.  Effective Date.  This Amendment shall become effective (the “Effective Date”) when the Administrative Agent shall have received:

(i)  The written consent to this Amendment from the Required Lenders;

(ii)  A counterpart of this Amendment executed and delivered by Borrowers;

(iii)  A confirmation of guaranty executed and delivered by each of the Guarantors; and

(iv)  A certificate of a duly authorized officer of each Borrower to the effect that all of the representations and warranties set forth in Section 4 hereof are true and correct at and as of the time of such effectiveness and that there exists no Default or Event of Default under the Credit Agreement.

4.  Representations and Warranties of Borrowers.  In order to induce the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to Lenders that:

(i)  The representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof.

(ii)  Such Borrower is authorized to execute and deliver this Amendment and such Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement.  Such Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Borrower hereunder.

(iii)  The execution and delivery by such Borrower of this Amendment, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provisions of law, statute, rule or regulation or of the certificate of incorporation and bylaws or certificate of limited partnership and agreement of limited partnership, as applicable, of such Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Borrower.  Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Borrower of this Amendment or to consummate the transactions contemplated hereby.

(iv)  When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of such Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

5.  Ratification of Agreements.  The Credit Agreement is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

6.  Survival of Agreements.  All representations, warranties, covenants and agreements of the Borrowers herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All representations, warranties, acknowledgements and agreements contained in Section 5 of the Credit Agreement are hereby reconfirmed on and as of the date hereof.  All statements and agreements contained in any certificate or instrument delivered by any Borrower hereunder or under the Credit Agreement to Lenders shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Borrower under this Amendment and under the Credit Agreement.

7.  Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

8.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

9.  Counterparts.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

10.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:	/s/ Dane E. Whitehead
Name: Title:	Dane E. Whitehead Senior Vice President and Chief Financial Officer

EL PASO E&P COMPANY, L.P.

By:	El Paso Production Oil & Gas Company, its general partner

By:	/s/ Dane E. Whitehead
Name: Title:	Dane E. Whitehead Senior Vice President and Chief Financial Officer

FORTIS CAPITAL CORP., as Administrative Agent

By:	/s/ Darrell Holley
Name: Darrel Holley
Title: Managing Director

By:	/s/ David Montgomery
Name: David Montgomery
Title: Senior Vice President